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                                                                  Exhibit 10(JJ)


                                SECOND AMENDMENT
                                       TO

                        1991 DIRECTORS STOCK OPTION PLAN

     The State Auto Financial Corporation 1991 Directors Stock Option Plan (the "Plan") is hereby amended in the following particulars:

     1. Section 3. STOCK OPTIONS Subsection (6) DEATH OF PARTICIPANT - is hereby deleted in its entirety and replaced by the following:

     (6) Death of a Participant. If any participant dies while holding unexercised Stock Options, any Stock Option held by such participant at the time of his or her death may thereafter be exercised, to the extent such Stock Option was exercisable at the time of such death, by the estate of the participant (acting through its fiduciary), during the remaining term of the Stock Option as set forth in the option agreement, provided that if the participant dies with less than ninety days remaining on the term of a Stock Option grant, the estate of the participant shall have a period of 180 days from the date of death of the participant to exercise such Stock Option, regardless of the term of the Stock Option remaining at the date of death of the participant.

      This Second Amendment is effective August 16, 2001.